Exhibit 99.1

pdvWireless Reports Third Quarter Results

WOODLAND PARK, NJ – February 7, 2017 – pdvWireless, Inc., (NASDAQ: PDVW) (the “Company” or “pdvWireless”), a private wireless communications carrier and provider of mobile workforce management solutions, reported today its third fiscal quarter results for the period ended December 31, 2016.

“Our highest priority continues to be achieving regulatory success to unlock the value and opportunities associated with more efficient use of our spectrum position,” said John C. Pescatore, President and CEO of pdvWireless. “We believe that, prior to the November elections, a draft Notice of Inquiry was circulated to the FCC Commissioners’ offices. Following the election, changes to the leadership and staff at the Commissioners’ offices caused a temporary delay in the progress of many items awaiting action at the FCC, including our own. Now that the new FCC Chairman and staff have been appointed and begun the process of setting and communicating their plans and priorities, we are hopeful that the FCC will act on our proposal.”

While pursuing its regulatory initiatives, the Company has a separate effort to identify and pursue revenue generating activities that utilize its current licensed spectrum. The Company’s DispatchPlus business, currently deployed in seven major market areas, represents the initial opportunity to provide service to enterprises, and the Company is evaluating several other opportunities to further leverage its assets. “During the third quarter, we saw progress in our DispatchPlus business, including adding subscribers and growing our sales funnel. The positive feedback from our customers is encouraging and supported by the fact that close to 80% of them have used one or more aspects of our workforce management solutions,” Mr. Pescatore concluded.

Financial Results

Revenue for the Company’s third fiscal quarter and nine months ended December 31, 2016 was $1.3 million and $3.5 million, respectively. Revenue for the same periods of the prior year was $0.9 million and $2.6 million, respectively.

Net loss for the Company’s third quarter and nine months ended December 31, 2016 was ($7.3 million), or ($0.51) per share, and ($25.2 million), or ($1.75) per share, respectively. Net loss for the same periods of the prior year were ($5.2 million), or ($0.36) per share, and ($15.1 million), or ($1.07) per share, respectively.

The Company’s revenues for the three and nine months ended December 31, 2016 continued to principally represent its historical software-as-a-service (“SaaS”) business. The increases in revenues for each of those periods, however, were primarily from its DispatchPlus business.

Cost of revenue for the three and nine months ended December 31, 2016 was $1.8 million and $5.1 million, respectively. Cost of revenue for the same periods of the prior year was $0.9 million and $1.8 million, respectively. The increases over the prior periods primarily reflect the costs to maintain and operate the Company’s DispatchPlus networks.

Operating expenses for the three months ended December 31, 2016 increased by $1.5 million, or 28%, to $6.8 million from $5.3 million for the three months ended December 31, 2015. For the nine months ended December 31, 2016, operating expenses increased by $7.7 million, or 48%, to $23.7 million from $16.0 million for the nine months ended December 31, 2015. The increases for the three and nine month periods were principally driven by, in the three-month period, increased headcount and, in the nine-month period, consulting fees principally for the FirstNet bid process.

Adjusted EBITDA for this year’s third quarter and nine months ended December 31, 2016 was  negative ($5.5 million) and negative ($20.0 million), respectively. For the same periods of the prior year, Adjusted EBITDA was negative ($4.0 million) and negative ($11.3) million, respectively.

Strong Cash Position

The Company has a strong cash position, with $130.7 million in available cash as of December 31, 2016, a decrease of $6.3 million from September 30, 2016 as the Company continued to further develop its DispatchPlus business and invested in the pursuit and development of its other business and spectrum strategies.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, February 7, 2017, to discuss its third quarter fiscal 2017 financial results and update investors on its other strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 542263. The earnings call will be available for replay until February 21, 2017 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless has launched and is operating private push-to-talk networks in seven major markets within the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the Company’s DispatchPlus business and its sales and marketing initiatives, the regulatory status and timing of the Company’s Joint Petition for Rulemaking and the Company’s spectrum and other initiatives and opportunities. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company has a limited operating history with respect to its recently launched DispatchPlus business; the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; the Company’s indirect sales model may not be successful; customers may not adopt the Company’s technology or service offerings as quickly as anticipated or in sufficient numbers; the Company’s spectrum and other initiatives and opportunities, including its Joint Petition for Rulemaking, may not be successful on a timely basis or at all, may cost more than anticipated, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on

June 13, 2016 and its quarterly report on Form 10-Q for the quarter ended December 31, 2016, filed with the SEC on February 7, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Tim Gray Chief Financial Officer pdvWireless, Inc. 973-771-0981 ir@pdvwireless.com	Joele Frank, Wilkinson Brimmer Katcher
Joe Millsap 415-869-3950
jmillsap@joelefrank.com
Adam Pollack 212-355-4449 apollack@joelefrank.com

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pdvWireless, Inc.

Consolidated Statements of Operations

	Three months ended		Nine months ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating revenues	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Service revenue	$976,324	$652,918	$2,626,900	$1,923,599
Spectrum lease revenue	182,186	182,186	546,558	546,559
Other revenue	176,769	105,288	349,110	122,552
Total operating revenues	1,335,279	$940,392	3,522,568	2,592,710
Cost of revenue
Sales and service	1,831,847	906,291	5,090,569	1,772,050
Gross profit (loss)	(496,568)	34,101	(1,568,001)	820,660
Operating expenses
General and administrative	4,846,755	3,843,378	18,069,321	12,154,625
Sales and support	1,420,673	1,118,630	3,856,658	2,815,312
Product development	539,182	341,129	1,734,026	982,226
Total operating expenses	6,806,610	5,303,137	23,660,005	15,952,163
Loss from operations	(7,303,178)	(5,269,036)	(25,228,006)	(15,131,503)
Interest expense	(1,364)	(932)	(4,091)	(932)
Interest income	25,110	26,151	73,168	77,664
Other income (expense)	(8,171)	—	(12,964)	1,250
Net loss	$(7,287,603)	$(5,243,817)	$(25,171,893)	$(15,053,521)
Net loss per common share basic and diluted	$(0.51)	$(0.36)	$(1.75)	$(1.07)
Weighted-average common shares used to compute basic and diluted net loss per share	14,396,212	14,375,441	14,385,002	14,084,506

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Nine months ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(7,287,603)	$(5,243,817)	$(25,171,893)	$(15,053,521)
Interest income (expense) - net	(23,746)	(25,219)	(69,077)	(76,732)
Other income (expense) - net	8,171	—	12,964	(1,250)
Depreciation - Cost of revenue	540,187	121,969	1,488,559	205,155
Depreciation and amortization - Operating expenses	44,562	36,481	137,641	81,743
Stock-based compensation expense	1,197,519	1,132,119	3,636,941	3,587,730
Adjusted EBITDA	$(5,520,910)	$(3,978,467)	$(19,964,865)	$(11,256,875)

pdvWireless, Inc.

Consolidated Balance Sheets

	December 31,	March 31,
	2016	2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$130,686,333	$153,462,865
Accounts receivable, net of allowance for doubtful accounts	869,449	528,283
Inventory	44,278	93,203
Prepaid expenses and other current assets	986,728	906,952
Total current assets	132,586,788	154,991,303
Property and equipment, net	15,149,709	15,119,766
Intangible assets	104,429,090	103,655,459
Capitalized patent costs, net	213,712	222,359
Other assets	307,321	60,073
Total assets	$252,686,620	$274,048,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,831,684	$3,780,697
Accounts payable - officers	15,942	44,159
Current portion of note payable	494,545	494,545
Deferred revenue	782,474	744,605
Total current liabilities	5,124,645	5,064,006
Noncurrent liabilities
Long-term portion of note payable	497,265	497,265
Deferred revenue, net of current portion	5,226,487	5,647,773
Other liabilities	1,187,795	654,536
Total liabilities	12,036,192	11,863,580
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2016 and March 31, 2016	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,340,372 shares issued and outstanding at December 31, 2016 and 14,300,790 shares issued and outstanding at March 31, 2016	1,442	1,438
Additional paid-in capital	329,306,025	325,669,088
Accumulated deficit	(88,657,039)	(63,485,146)
Total stockholders' equity	240,650,428	262,185,380
Total liabilities and stockholders' equity	$252,686,620	$274,048,960

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Nine months ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,171,893)	$(15,053,521)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,626,200	286,898
Stock-based compensation expense	3,636,941	3,587,730
Bad debt expense	43,106	—
Changes in operating assets and liabilities
Accounts receivable	(384,272)	(103,830)
Inventory	48,925	—
Prepaid expenses and other assets	(327,024)	138,670
Accounts payable and accrued expenses	50,987	(3,289,906)
Accounts payable - officers	(28,217)	(21,205)
Deferred revenue	(598,334)	(537,705)
Other liabilities	502,980	257,620
Net cash flows used by operating activities	(20,600,601)	(14,735,249)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(503,956)	(1,347,710)
Purchases of equipment	(1,670,914)	(7,940,112)
Payments for patent costs	(1,061)	(11,847)
Net cash used by investing activities	(2,175,931)	(9,299,669)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on offering	—	64,792,220
Proceeds from option exercise	—	45,066
Net cash provided from financing activities	—	64,837,286
Net change in cash and cash equivalents	(22,776,532)	40,802,368
CASH AND CASH EQUIVALENTS
Beginning of the period	153,462,865	119,873,668
End of the period	$130,686,333	$160,676,036